Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-26743, No. 333-61467 and No. 333-166929) of Cenveo, Inc. of our report dated June 28, 2016 relating to the financial statements and supplemental schedule of the Cenveo 401(k) Savings and Retirement Plan, which appears in this Annual Report (Form 11-K).

/s/ PKF O’Connor Davies, LLP
Harrison, New York
June 28, 2016

12